SECURITIES AND EXCHANGE COMMISSION
			  Washington, D.C.  20549

				 FORM 8-K

			      CURRENT REPORT

		    Pursuant to Section 13 or 15(d) of
		    the Securities Exchange Act of 1934

		       Date of Report March 19, 1997
	     (Date of earliest event reported March 19,1997)

		 Family Steak Houses of Florida, Inc.
      (Exact name of registrant as specified in its charter)

				  Florida
	      (State or other jurisdiction of incorporation)

   0000784539                         59-2597349
(commission file number)    (IRS Employer Identification No)

      2113 Florida Boulevard, Neptune Beach, Florida  32266
     (Address of principal executive offices)     (zip code)

	       Registrant's telephone number,
	     including area code (904) 249-4197

Item 5.   Other events.

Reference is made to Registrant's press release dated March
19, 1997 filed as an exhibit hereto.


				 SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	  Family Steak Houses of Florida, Inc.
	  (Registrant)

Date:     March 19, 1997  By:/s/ Edward B. Alexander
	  Print Name: Edward B. Alexander
	  Its: Chief Financial Officer/Treasurer









	      Wednesday, March 19, 1997

	    Board of Family Steak Houses, Inc. Recommends
Rejection of Tender Offer by Bisco Industries, Inc., Adopts
	 Shareholders Rights Plan and Amends Bylaws

JACKSONVILLE, March 19 -- Family Steak Houses of Florida, Inc. ("FSH") (NASDAQ: RYFL) announced today that its Board of Directors recommends that its shareholders reject the tender offer commenced by Bisco Industries, Inc. ("Bisco") on March 6, 1997, to purchase up to 2,600,000 shares of common stock for $.90 per share. After consideration of the terms and conditions of the tender offer and other relevant matters, the Board of the Company unanimously determined that the $.90 per share amount of the offer is inadequate and the offer is not in the best interests of Family Steak Houses of Florida, Inc. and its shareholders.

Lewis E. Christman, Jr., President and Chief Executive Officer of FSH stated, "The Board considered a variety of factors in making its determination to reject the offer, including the current market price of FSH's stock, FSH's current financial condition, its recent refinancing of its long-term debt and resulting ability to open new restaurants, the lack of information on Bisco's plans for FSH, the apparent lack of expertise of Bisco and its management in FSH's business operations, Bisco's lack of significant financial resources, the uncertainty expressed by FSH's franchisor and lender about the possibly disruptive influence of Bisco on FSH, the structure of the tender offer, the opinion of those shareholders who have contacted FSH that the offer price was too low, the range of values for the Company shown in the valuation study prepared by an nationally recognized investment banking firm, the impact of any operational changes instituted by Bisco, which could include the disposition of restaurants, on the Company's 1,400 employees, customers, suppliers and communities it serves, and other relevant data. We also considered the likelihood that the Board could negotiate a more favorable transaction with another entity or a higher offer price from Bisco."

The Board's recommendation is discussed in greater detail in a letter to shareholders and a Schedule 14D-9 that will be sent to all shareholders of record today.

The tender offer is conditioned upon, among other things, Bisco being satisfied that Section 607.0902 of the Florida Business Corporation Act (the "Florida Control Share Act") shall be inapplicable to the offer or Bisco otherwise being satisfied that the Florida Control Share Act will not deny voting rights to shares acquired through the offer. In connection with its rejection of the tender offer, the Board determined to take no action to render the Florida Control Share Act inapplicable.

The Board also determined to accelerate the record date for a shareholder rights plan previously adopted by the Board, subject to review and approval by the rights agent, and declared a dividend of one Right for each outstanding share of its common stock held as of March 19, 1997.

"The Board has been studying shareholder rights plans and other methods of protecting shareholders from unfair, coercive takeover tactics, and had approved adoption of a rights plan, subject to review and execution by the rights agent, at its February 1997 Board of Directors meeting", said Mr. Christman. "In light of the tender offer, the Board decided to accelerate implementation of the rights plan. The rights plan is intended to provide the Board with additional time to negotiate with Bisco, to consider alternatives to the tender offer, and to insure that any acquisition of control of the Company occurs on terms that provide fair value to all shareholders," Christman said.

The rights plan is designed to deter coercive and unfair takeover tactics and is not intended to prevent an acquisition of FSH on terms that represent fair value to all shareholders. It will be described in greater detail in a letter that will be sent to all shareholders of record as of March 19, 1997.

Under the plan, each share of FSH common stock will have Rights attached to such shares. Until the Distribution Date (as defined below), the Rights will be transferred with and only with the shares of common stock. Separate certificates for the Rights will be issued as soon as practicable following the Distribution Date to holders of record of the common stock as of the Distribution Date. The Rights will be exercisable and will trade separately from the Common Stock upon the earlier to occur of the following (a "Distribution Date"):
       (a) The tenth business day after the date of public announcement that a person or group of affiliated or associated persons have become the beneficial owners of 15% or more of the outstanding shares of FSH common stock or voting securities representing 15% or more of the total voting power (such a person is defined as an "Acquiring Person"), or

       (b) The tenth business day or such later date determined by the Board of Directors after the first public announcement of a tender or exchange offer, which, upon consummation, would result in a person or a group being the beneficial owner of 15% or more of the outstanding shares of common stock (or 15% or more of the total voting power), or

       (c) The tenth business day after a majority of the Board who are not officers of FSH have determined that a person is an Adverse Person (which is defined in the rights agreement).

In light of the tender offer filed by Bisco on March 6, 1997, the Board elected to postpone the Distribution Date which would have otherwise been triggered under paragraph
(b) above until April 15, 1997.

If (i) a person becomes the beneficial owner of 15% or more of the then outstanding shares of FSH common stock or voting power (except pursuant to certain business combinations or an offer for all outstanding shares of FSH common stock and all other voting securities which the independent and disinterested directors of FSH determine to be fair to and otherwise in the best interests of FSH and its shareholders) or (ii) any person is determined to be an Adverse Person (either (i) or (ii) being a "Flip-in Event"), each holder of a Right (with the exception of an Adverse or Acquiring Person) will thereafter have the right to receive, upon exercise, FSH common stock having a value equal to no less than two times the exercise price of the Right, which is $5.00, subject to adjustment. However, Rights are not exercisable following the occurrence of a Flip-in Event until such time as the Rights are no longer redeemable by FSH.

In the event of certain business combinations involving FSH, each holder of a Right may receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

FSH may redeem each Right for $0.001 at any time before the earliest of (i) the tenth (10th) business day after a person or group becomes an Acquiring Person, (ii) the tenth (10th) business day after the Board's determination that a person is an Adverse Person, or (iii) March 17, 2007.

In addition to adoption of the rights plan, the Board of Directors adopted certain revisions to FSH's bylaws to institute a classified Board of Directors, to impose certain timing and notice requirements on proposals and director nominations made by shareholders and to authorize FSH to appoint inspectors of elections and consents to determine the validity and effect of shareholder votes, proxies, consents and revocations of consent. These bylaw revisions are intended to provide FSH with additional notice of, and help protect FSH from, coercive tactics proposed by persons trying to exert control over the Company.

Family Steak Houses of Florida, Inc., is a Florida corporation, with corporate offices located in Jacksonville, Florida. FSH is the exclusive franchisee for Ryan's Family Steak Houses in North and Central Florida. FSH presently operates 25 Ryan's restaurants in Florida, including seven in the Jacksonville area.

CONTACT:   Edward Alexander, Family Steak Houses of Florida,
Inc., (904) 249-4197.